EXHIBIT 23.1

       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-35357 of Giant Industries,
Inc. on Form S-8 of our reports on the Bloomfield Refining
Company's financial statements dated October 13, 1995 appearing in the Current Report on Form 8-K of Giant
Industries, Inc. for the date October 4, 1995.




Arthur Andersen LLP

Denver, Colorado
October 13, 1995